Exhibit 99.1

Affiliated Companies:

HSR P SSEHGER SERVICES, lNC.

HSR LOGISTICS, INC.

HSR TECHNOLOGIES, INC.

HSR FREIGHT LINE, INC.

Date 7/24/2023

Mr. Shah Mathias, CEOs
2575 Eastern Blvd
Suite 102
York Pa 17402

Re: Taking on additional assignments for the company resignation from the Board position

Dear Mr. Mathias:

I have chosen to take another position within the Company; therefore I respectfully resign from this position as member of the Board of Directors.

I believe I can serve in the best interest of the Company by taking the new position. Should you have any need during this transition please don’t hesitate to let me know what they are.

Sincerely,

/s/ Robert Todd Reynold
Robert Todd Reynold
Ameri Metro, Inc.

PHONE: 717-434-0668	2575 EASTERN BLVD., YORK, PA 174022